UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 13, 2007 (January 5, 2007)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
(a) Reference is hereby made to that certain Indenture, dated as of October 1, 1998 (the “Indenture”), between Centex Corporation (the “Company”) and The Bank of New York Trust Company National Association (successor to JPMorgan Chase Bank, N.A. which was formerly Chase Bank of Texas, National Association), as trustee, with respect to the Company’s senior debt securities. A copy of the Indenture in the form in which it was executed was filed as Exhibit 4.1 to the Registrant’s Form 8-K (Date of Event: October 21, 1998) filed October 30, 1998, and is incorporated herein by reference.
Pursuant to that certain Agreement of Resignation, Appointment and Acceptance, dated as of January 5, 2007, by and among the Company, The Bank of New York Trust Company National Association and U.S. Bank National Association, (1) The Bank of New York Trust Company National Association has resigned as trustee under the Indenture, (2) U.S. Bank National Association has been appointed as successor trustee under the Indenture and (3) U.S. Bank National Association has accepted the appointment, with respect to all the Company’s senior debt securities issued or to be issued under the Indenture. The Agreement of Resignation, Appointment and Acceptance in the form in which it was executed is filed herewith as Exhibit 4.1.
Also filed herewith as Exhibit 25.1 is the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.
(b) March 12, 2007, Timothy R. Eller, chairman and chief executive officer of Centex Corporation (the “Company”), adopted a pre-arranged, systematic trading plan (the “Plan”) for the exercise of certain stock options and sale of the underlying shares in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934. Under this Plan, Mr. Eller has directed a broker unaffiliated with the company to exercise, subject to certain conditions, options to purchase up to 762,808 shares of Centex common stock over the period commencing March 14, 2007 and ending March 13, 2008. The Plan has a series of laddered price triggers for the exercise of options and the sale of the shares issued. All of the options to be exercised have expiration dates in April 2008.
Robert S. Stewart, senior vice president — strategy and corporate development; Brian J. Woram, senior vice president and chief legal officer; and David L. Barclay, co-president and co-chief operating officer west region of Centex Homes (a subsidiary of the Company), executive officers of the Company, also entered into trading plans under Rule 10b5-1 on the same date covering their stock options expiring in April 2008. The number of shares and the termination dates for these plans are: Mr. Stewart (44,440 shares, terminating March 10, 2008); Mr. Woram (59,550 shares, terminating March 10, 2008); and Mr. Barclay (63,994 shares, terminating November 30, 2007). Andrew J. Hannigan, co-president and co-chief operating officer east region of Centex Homes, an executive officer of the Company who will be leaving on March 31, 2007, also entered into a trading plan under Rule 10b5-1 covering 155,540 shares from stock options expiring in April 2010, which plan will terminate on April 28, 2007.
Sales under the trading plans will be reported through appropriate filings with the Securities and Exchange Commission. Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock. The plans may be entered into only when an officer or director is not in possession of material, nonpublic information and may be used to gradually diversify investment portfolios over a period of time. Similar plans may be adopted by our officers or directors in the future. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors from time to time, or to report any modification, termination or other activity under these trading plans, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
4.1	Agreement of Resignation, Appointment and Acceptance, dated as of January 5, 2007, by and among Centex Corporation, The Bank of New York Trust Company National Association and U.S. Bank National Association.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ James R. Peacock III

James R. Peacock III
Vice President, Deputy General Counsel and Secretary
Date: March 13, 2007

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Agreement of Resignation, Appointment and Acceptance, dated as of January 5, 2007, by and among Centex Corporation, The Bank of New York Trust Company National Association and U.S. Bank National Association.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.

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